Exhibit 99.1

Black Diamond, Inc. to Change Name to Clarus Corporation

- Name Change Aligns with Holding Company Platform Strategy Seeking Opportunistic Acquisitions -

SALT LAKE CITY, Aug. 10, 2017 (GLOBE NEWSWIRE) -- Black Diamond, Inc. (NASDAQ:BDE) (the “Company”), a holding company which seeks opportunities to acquire and grow businesses that can generate attractive shareholder returns, plans to change its name to Clarus Corporation effective August 14, 2017.

Clarus was the holding company name prior to the initiation of a strategy in 2010 to capitalize on the growing active outdoor market, and the return to Clarus better reflects the Company’s recent return to a diversified holding company strategy. This strategy seeks to acquire high-quality, durable, cash flow-producing assets that are potentially unrelated to the outdoor equipment industry in order to diversify its business. Currently, Black Diamond Equipment, Ltd. and PIEPS GmbH are its only operating subsidiaries.

In connection with this name change, the Company’s stock ticker symbol will change from “BDE” to “CLAR” on the NASDAQ stock exchange. Trading under the new stock ticker symbol will commence on August 14, 2017. In addition, effective as of August 14, 2017, the Company’s new website will be www.claruscorp.com.

“The redeployment of our capital remains one of our highest priorities and we are very active in this strategy,” said Warren B. Kanders, executive chairman of Black Diamond, Inc. “The name change better reflects our strategy and our intent to create a more diversified business.”

About Black Diamond, Inc.

Black Diamond, Inc. is a publicly-traded (NASDAQ:BDE) holding company which seeks opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial cash balances and net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value in a diverse array of businesses. Currently, Black Diamond Equipment, Ltd. and PIEPS GmbH are its only operating subsidiaries. Black Diamond Equipment, Ltd. is a manufacturer of active outdoor equipment and clothing for the climbing, skiing and mountain sports markets. For additional information, please visit our corporate website at www.blackdiamond-inc.com.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its reformation and growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.